EXHIBIT 99.1

Todays Alternative Energy Corporation Attn. Mr. Len Amato,
Board of Directors of TAEC
1446 Redding Road
Fairfield Ct. 06824

United States of America

Woerden, March 1, 2013 Gentleman,

This is to let you know that I resign from all my functions/activities (Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director) at

Todays Alternative Energy Corporation.

I found that I am not in a position anymore to combine the workload that is involved of running my businesses in Europe and for TAEC in these difficult and unknown times and at the same time represent TAEC as it should be done.

I suggest you to look for a CEO that can work "on the spot" and not from abroad.

This decision has been taken after ample consideration and will go into effect from this very moment.

I like to confirm that, as already mentioned before, the product range ProOne supplies within Europe will be open to you on the same basis as discussed and outlined in my earlier supplied Business Plan.
I trust that a cooperation between the companies will be possible in the near future.

Sincerely Yours,

Ab H. van Leiden
Robert Campinplantsoen 4 3443 VH Woerden
The Netherlands

Copy to:
Todays Alternative Energy Corporation 81 Vesey Street
Newark, New Jersey 07105
United States of America